Amendment 1 to Pricing Supplement No. 0182

Pricing Supplement No. 0182 Dated November 25, 1997    Rule 424(b)(2)
(To Prospectus dated July 12, 1996 and                 File number:  333-7229
Prospectus Supplement dated November 08, 1996)


Senior Medium-Term Notes, Series F
Due Nine Months or More From Date of Issue


Principal Amount:                                     $  200,000,000.00
Issue Price:                            100.00000 %      200,000,000.00
Commission or Discount:                   0.00000 %                0.00
Proceeds to Company:                    100.00000 %    $ 200,000,000.00

Agent: NationsBanc Montgomery Securities, Inc., as Principal


Original Issue Date:                December 01, 1997
Stated Maturity Date:               December 01, 1998


Cusip #:                            63858R-ES-6
Form:                               Book entry only


Interest Rate:                      Floating


Base rate:                          LIBOR Telerate Page 3750
Index maturity:                     90 days

Spread:                             --5.0 bps


Initial Interest Rate:              5.82891%

Interest Reset Period:              Quarterly, commencing on March 1, 1998

Interest Reset Dates:               1st of March, June, September, and December

Interest Determination Date:        Two London Banking Days preceding the
                                    Reset Date

Interest Payment Dates:             1st of March, June, September, and December,
                                    commencing March 1, 1998


May the Notes be redeemed by the company prior to maturity?                  No

May the notes be repaid prior to maturity at the option of the holder?       No

Discount Note?                                                               No